[LETTERHEAD OF KRAMER LEVIN NAFTALIS & FRANKEL LLP]


                               December 18, 1998


Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

               Re:   Post-Effective Amendment No. 1 to
                     Registration Statement on Form S-8
                     ----------------------------------


         We have acted as counsel to Oak Tree Medical Systems, Inc., a Delaware corporation (the "Registrant"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission"), of Post-Effective Amendment No.1 to the Registrant's Registration Statement on Form S-8 filed on June 16, 1997 (File No. 333-29343) (the "Registration Statement"), for the registration under the Securities Act of 1933, as amended (the "Act"), of an additional of 50,000 shares (the "Shares") of common stock, par value $.01 per share, issuable pursuant to the Registrant's Kramer, Levin, Naftalis & Frankel Compensation Agreement (the "Plan"). Under the Plan, the Registrant will issue the Shares to Kramer Levin Naftalis & Frankel LLP from time to time as compensation for legal services rendered.

         In connection with the registration of the Shares, we have reviewed copies of the Registration Statement, the Plan, the Certificate of Incorporation and the By-laws of the Registrant, and such documents and records as we have deemed necessary to enable us to express an opinion on the matters covered hereby.

         We have also examined and relied upon representations, statements, or certificates of public officials and officers and representatives of the Registrant.

         Based upon the foregoing, we are of the opinion that the Shares covered by the Registration Statement upon delivery of such Shares for services rendered in accordance with the terms stated in the Plan, will be validly issued, fully paid and non-assessable.



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KRAMER LEVIN NAFTALIS & FRANKEL LLP
December 18, 1998
Page 2


         We hereby consent to the use of this opinion as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                     Very truly yours,

                                         /s/ KRAMER LEVIN NAFTALIS & FRANKEL LLP